NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Grows Book Value per Share 6.4% in Third Quarter 2010 to $114.16

HAMILTON, Bermuda – November 1, 2010 -- Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2010 after-tax operating income1, which excludes net realized capital gains and losses, of $149.3 million, or $2.67 per diluted common share, compared to after-tax operating income1 of $209.4 million, or $3.43 per diluted common share, in the third quarter of 2009. Net income, including net realized capital gains and losses, was $174.2 million, or $3.11 per diluted common share, for the third quarter of 2010 compared to $228.6 million, or $3.75 per diluted common share, for the same period last year.

For the nine months ended September 30, 2010, after-tax operating income1 was $260.3 million, or $4.50 per diluted common share, compared to $571.8 million, or $9.32 per diluted common share, for the first nine months of 2009. Net income, including net realized capital gains and losses, was $308.2 million, or $5.33 per diluted common share, for the first nine months of 2010, compared to $609.8 million, or $9.94 per diluted common share, for the same period in 2009.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “While competitive conditions continue to persist in our marketplace, we remain committed to the protection and creation of shareholder value through operating discipline and capital management. During the quarter, we saw book value per share growth of more than 6%, which included the return of capital in excess of $126 million for dividends and share repurchases.”

Operating highlights for the third quarter of 2010 included the following:

•
Gross written premiums increased 3% to $1,163.6 million compared to the same quarter in 2009. Adjusting for the effects of foreign exchange, gross written premiums were up approximately 2%. Worldwide, reinsurance premiums increased 6% to $952.0 million, but eliminating the impact of foreign exchange grew by approximately 5%.  Continued strong growth in the international and U.S. property markets provided for this increased revenue. Insurance premiums were down 8%, quarter over quarter, which continues to reflect the underwriting actions taken to improve the long-term profitability of this business.

•
The loss ratio and combined ratio were 67.7% and 95.9%, respectively, for the quarter, compared to 60.2% and 88.3%, respectively, for the third quarter of 2009. Excluding $20.8 million of prior year favorable development and $89.7 million of catastrophe losses, primarily attributable to third quarter events, the current year attritional loss ratio was 60.8%, up from the 56.8% reported for last year’s third quarter.

•
Net investment income was $141.4 million, a decrease of 15% when compared to last year’s third quarter. Eliminating the impact of limited partnership investments on each quarter, investment income, on a comparative basis, was essentially flat.

•
Net after-tax realized capital gains totaled $24.9 million for the quarter, due, in large part, to after-tax fair value adjustments on the equity portfolio. This compares to net after-tax realized capital gains of $19.3 million in the same period last year.

•	Net after-tax unrealized capital gains increased $164.7 million during the quarter, primarily due to changes in interest rates.
•
Cash flow from operations was $297.8 million for the quarter compared to $314.7 million for the same period in 2009. For the first nine months of 2010, cash flow from operations was $790.6 million, up 32% when compared to the same period last year.

•	For the quarter, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 10.6% compared to 14.9% in 2009.
•
During the quarter, the Company repurchased 1.2 million of its common shares at an average price of $80.84 and a total cost of $99.7 million. For the year, the Company repurchased 4.5 million of its common shares, or 7.5% of its total outstanding shares at year end 2009, for a total cost of $346.8 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 4.0 million shares available.

•
Shareholders’ equity ended the quarter at $6,281.6 million, an increase of 3% from the $6,101.7 million at December 31, 2009. Share repurchases made during the year provided further benefit to the increase in book value per share, which increased 11% to $114.16 as of September 30, 2010 compared to $102.87 at December 31, 2009.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the third quarter results will be held at 10:30 a.m. Eastern Time on November 1, 2010. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax gain on debt repurchase as the following reconciliation displays:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
(Dollars in thousands, except per share amounts)	2010		2009		2010		2009
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$174,200	$3.11	$228,618	$3.75	$308,221	$5.33	$609,762	$9.94
After-tax net realized capital gains (losses)	24,930	0.45	19,254	0.32	47,930	0.83	(12,866)	(0.21)
After-tax gain on debt repurchase	-	-	-	-	-	-	50,876	0.83

After-tax operating income (loss)	$149,270	$2.67	$209,364	$3.43	$260,291	$4.50	$571,752	$9.32

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2010	2009	2010	2009
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$997,265	$975,380	$2,914,466	$2,864,578
Net investment income	141,368	165,387	468,598	401,350
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(2,892)	-	(2,892)	(13,210)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	41,187	31,063	72,212	2,598
Total net realized capital gains (losses)	38,295	31,063	69,320	(10,612)
Realized gain on debt repurchase	-	-	-	78,271
Net derivative gain (loss)	(552)	(2,118)	(19,802)	(470)
Other income (expense)	1,714	(13,204)	14,851	(15,995)
Total revenues	1,178,090	1,156,508	3,447,433	3,317,122

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	674,787	587,247	2,225,591	1,723,937
Commission, brokerage, taxes and fees	237,473	229,257	686,628	684,509
Other underwriting expenses	44,337	44,504	125,028	121,829
Corporate expenses	3,917	4,433	12,379	12,580
Interest, fees and bond issue cost amortization expense	13,138	17,376	42,796	54,634
Total claims and expenses	973,652	882,817	3,092,422	2,597,489

INCOME (LOSS) BEFORE TAXES	204,438	273,691	355,011	719,633
Income tax expense (benefit)	30,238	45,073	46,790	109,871

NET INCOME (LOSS)	$174,200	$228,618	$308,221	$609,762
Other comprehensive income (loss), net of tax	192,725	376,448	287,553	681,727

COMPREHENSIVE INCOME (LOSS)	$366,925	$605,066	$595,774	$1,291,489

EARNINGS PER COMMON SHARE:
Basic	$3.12	$3.76	$5.35	$9.97
Diluted	3.11	3.75	5.33	9.94
Dividends declared	0.48	0.48	1.44	1.44

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2010	2009
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$13,569,817	$13,005,949
(amortized cost: 2010, $12,830,837; 2009, $12,614,742)
Fixed maturities - available for sale, at fair value	116,376	50,528
Equity securities - available for sale, at market value (cost: 2010, $14,077; 2009, $13,970)	17,218	16,301
Equity securities - available for sale, at fair value	415,944	380,025
Short-term investments	590,169	673,131
Other invested assets (cost: 2010, $577,239; 2009, $546,158)	576,827	545,284
Cash	201,140	247,598
Total investments and cash	15,487,491	14,918,816
Accrued investment income	145,905	158,886
Premiums receivable	901,544	978,847
Reinsurance receivables	693,737	636,375
Funds held by reinsureds	399,842	379,864
Deferred acquisition costs	393,042	362,346
Prepaid reinsurance premiums	137,136	108,029
Deferred tax asset	104,780	174,170
Federal income taxes recoverable	96,174	144,903
Other assets	190,260	139,076
TOTAL ASSETS	$18,549,911	$18,001,312

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,331,987	$8,937,858
Future policy benefit reserve	63,747	64,536
Unearned premium reserve	1,532,143	1,415,402
Funds held under reinsurance treaties	97,082	91,893
Commission reserves	38,181	55,579
Other net payable to reinsurers	63,796	53,014
Revolving credit borrowings	83,000	-
8.75% Senior notes due 3/15/2010	-	199,970
5.4% Senior notes due 10/15/2014	249,801	249,769
6.6% Long term notes due 5/1/2067	238,350	238,348
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	12,129	9,885
Equity index put option liability	77,150	57,349
Other liabilities	151,028	196,090
Total liabilities	12,268,291	11,899,590

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2010) 66,022
and (2009) 65,841 outstanding before treasury shares	660	658
Additional paid-in capital	1,858,557	1,845,181
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $144,680 at 2010 and $101,014 at 2009	559,591	272,038
Treasury shares, at cost; 10,999 shares (2010) and 6,523 shares (2009)	(929,766)	(582,926)
Retained earnings (deficit)	4,792,578	4,566,771
Total shareholders' equity	6,281,620	6,101,722
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,549,911	$18,001,312

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2010	2009	2010	2009
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$174,200	$228,618	$308,221	$609,762
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	76,794	10,974	71,659	(48,369)
Decrease (increase) in funds held by reinsureds, net	(10,024)	7,458	(23,609)	(23,327)
Decrease (increase) in reinsurance receivables	(17,392)	34,620	(79,683)	78,435
Decrease (increase) in deferred tax asset	29,324	5,771	24,260	59,989
Increase (decrease) in reserve for losses and loss adjustment expenses	8,642	26,614	458,032	(152,544)
Increase (decrease) in future policy benefit reserve	(220)	(1,168)	(789)	(20)
Increase (decrease) in unearned premiums	106,215	103,568	119,472	114,033
Change in equity adjustments in limited partnerships	1,026	(23,512)	(31,229)	29,964
Change in other assets and liabilities, net	(52,160)	(56,631)	(34,584)	(24,819)
Non-cash compensation expense	4,799	3,534	11,929	10,290
Amortization of bond premium (accrual of bond discount)	14,850	5,912	36,189	12,793
Amortization of underwriting discount on senior notes	12	48	65	142
Realized gain on debt repurchase	-	-	-	(78,271)
Net realized capital (gains) losses	(38,295)	(31,063)	(69,320)	10,612
Net cash provided by (used in) operating activities	297,771	314,743	790,613	598,670

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	424,326	364,585	1,207,491	924,998
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	-	5,570
Proceeds from fixed maturities sold - available for sale, at market value	122,884	109,963	846,346	239,621
Proceeds from fixed maturities sold - available for sale, at fair value	10,689	4,010	19,301	12,012
Proceeds from equity securities sold - available for sale, at market value	3	23,067	715	24,143
Proceeds from equity securities sold - available for sale, at fair value	14,899	11,309	87,641	23,548
Distributions from other invested assets	21,154	27,280	51,514	50,591
Cost of fixed maturities acquired - available for sale, at market value	(366,121)	(840,561)	(2,327,744)	(2,203,804)
Cost of fixed maturities acquired - available for sale, at fair value	(56,938)	(2,548)	(80,618)	(19,101)
Cost of equity securities acquired - available for sale, at market value	(857)	-	(2,283)	-
Cost of equity securities acquired - available for sale, at fair value	(23,927)	(12,948)	(104,344)	(32,247)
Cost of other invested assets acquired	(16,019)	(11,882)	(53,097)	(36,624)
Net change in short-term investments	(208,162)	(229,898)	83,735	561,164
Net change in unsettled securities transactions	(22,855)	104,102	(34,050)	157,430
Net cash provided by (used in) investing activities	(100,924)	(453,521)	(305,393)	(292,699)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	600	1,114	1,449	1,502
Purchase of treasury shares	(99,729)	(41,077)	(346,840)	(90,495)
Revolving credit borrowings	(50,000)	-	83,000	-
Net cost of debt repurchase	-	-	-	(83,026)
Net cost of senior notes maturing	-	-	(200,000)	-
Dividends paid to shareholders	(26,574)	(29,100)	(82,414)	(88,189)
Net cash provided by (used in) financing activities	(175,703)	(69,063)	(544,805)	(260,208)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(11,457)	616	13,127	13,618

Net increase (decrease) in cash	9,687	(207,225)	(46,458)	59,381
Cash, beginning of period	191,453	472,300	247,598	205,694
Cash, end of period	$201,140	$265,075	$201,140	$265,075

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid (recovered)	$(877)	$2,983	$(36,715)	$70,762
Interest paid	5,660	14,194	40,021	52,318